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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY

                                1,600,000 SHARES

                       INVERNESS MEDICAL INNOVATIONS, INC.

                             SHARES OF COMMON STOCK
                                ($.001 PAR VALUE)

                             UNDERWRITING AGREEMENT

                                                                    May 21, 2002


SG COWEN SECURITIES CORPORATION
   As Representative of the several Underwriters
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. Inverness Medical Innovations, Inc., a Delaware corporation (the "COMPANY"), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in SCHEDULE A hereto (the "UNDERWRITERS," or, each, an "UNDERWRITER"), an aggregate of 1,600,000 shares of Common Stock, $.001 par value (the "COMMON STOCK"), of the Company. The aggregate of 1,600,000 shares so proposed to be sold is hereinafter referred to as the "FIRM STOCK". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 240,000 shares of Common Stock (the "OPTIONAL Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "STOCK". SG Cowen Securities Corporation ("SG COWEN") is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the "REPRESENTATIVE." Certain terms used herein are defined in Section 14 hereof.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company and each of the Material Subsidiaries (other than IVC Industries, Inc.) represents and warrants to, and agrees with, the several Underwriters that:

         (a) A Registration Statement on Form S-3 (File No. 333-87180) (the "REGISTRATION STATEMENT") in respect of 5,000,000 shares of Common Stock, including the Stock, has been filed with the Securities and Exchange Commission (the "COMMISSION"). The Registration Statement (excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein), delivered to you for you and each of the other Underwriters, has been declared effective by the Commission in such form. Except for documents incorporated by reference therein and the Preliminary Prospectus (as defined below), no other document relating to the Registration Statement has been filed with the Commission since effectiveness. No stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of the Company's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. Any preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called a "PRELIMINARY PROSPECTUS". The term "REGISTRATION STATEMENT" includes various parts of the
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         Registration Statement, including all exhibits thereto and including
         (A) the information contained in the prospectus contained in the Registration Statement at the time such part of the Registration Statement became effective (the "BASE PROSPECTUS"), and (B) the documents incorporated by reference in the Base Prospectus, each as amended at the time such part of the Registration Statement became effective. The final prospectus supplement, in the form filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), together with the Base Prospectus, is hereinafter collectively called the "PROSPECTUS". Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

         (b) The Registration Statement conforms (and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the rules and regulations (the "RULES AND REGULATIONS") of the Commission thereunder and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement thereto made in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

         (c) The documents incorporated by reference (or deemed to be incorporated by reference) in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information included or incorporated by reference in the Prospectus, none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information included or incorporated by reference in the Prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.


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         (d) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof, if any) under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing (or the foreign equivalent thereof, if any) as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified and in good standing or have the power or authority would not have a material adverse effect on the condition (financial or otherwise), earnings, business, properties or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (e) All the outstanding (issued in the case of Unipath Limited) shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

         (f) The Company's authorized capital stock is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; all the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized, and, when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Common Stock is listed on the American Stock Exchange and the Company has submitted a supplemental application for the listing of the Stock on the American Stock Exchange; the certificates for the Stock are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Stock to be issued and sold by the Company to the Underwriters hereunder; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

         (g) There is no franchise, contract, lease, instrument or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto pursuant to Item 601 of Regulation S-K, which is not described or filed as required in the Registration Statement or Prospectus or in the Company's annual report on Form 10-K for the year-ended December 31, 2001, as amended, quarterly report on Form 10-Q for the quarter ended March 31, 2002 and/or current reports on Form 8-K, each as amended, which are incorporated by reference therein, and all statements summarizing any such franchises, contracts, leases, instruments or other documents or legal matters contained in the Registration Statements are accurate and complete descriptions thereof in all material respects.

         (h) The minute books of the Company and each of the Material Subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain an accurate summary in all material respects of all meetings and actions of the directors and stockholders of the Company and each of the Material Subsidiaries since the time of its incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.


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         (i) The Company and each of the Material Subsidiaries has the full right, corporate power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Company and each of the Material Subsidiaries, and constitutes a valid and binding obligation of the Company and each of the Material Subsidiaries enforceable in accordance with its terms.

         (j) The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended.

         (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act or Exchange Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated herein and in the Prospectus.

         (l) Neither the issue and sale of the Stock nor the consummation of any other of the transactions contemplated by this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws (or equivalent documents) of the Company or any of its subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or
         (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties which statute, law, rule, regulation, judgment, order or decree is material to the Company and the subsidiaries taken as a whole.

         (m) Except as described in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right and, except for those holders of securities which are to be registered for resale on a certain registration statement on Form S-3 (No. 333-85658) filed on April 5, 2002 and amended on May 14, 2002, but which has not yet been declared effective, the Company is not required to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 90 days after the Effective Date.

         (n) The consolidated historical financial statements and schedules of the Company included, or incorporated by reference, in the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in


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         conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption, "Selected Consolidated Financial Data" in the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, in all material respects the information included therein.

         (o) Except as set forth in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of their property is pending or, to the knowledge of the Company, threatened that (i) might reasonably be expected to materially and adversely affect the performance of this Agreement or the consummation of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (p) Except as described in the Prospectus, the Company and its subsidiaries own or lease all properties necessary to the conduct of its operations as presently conducted in all material respects.

         (q) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws (or equivalent documents), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of its properties, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the "FDA"), the Federal Trade Commission (the "FTC") or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or FTC), except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

         (r) Arthur Andersen LLP, who have certified certain consolidated financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

         (s) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Stock.

         (t) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse


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         Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.

         (u) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus.

         (v) The Company and each of its subsidiaries carry, or are covered by, insurance issued by insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries with products in a similar stage of development.

         (w) Except as set forth in the Prospectus, the Company and each of its subsidiaries possesses such approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks (including, without limitation, ISO9001/EN46001 certifications and the CE mark by the European Union under the Medical Devices Directive), notifications, orders, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, FTC and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA and the FTC) necessary to conduct its businesses as described in the Prospectus (collectively, "PERMITS"), except for such Permits which the failure to obtain would not have a Material Adverse Effect, and, except as described in the Prospectus, is in compliance with the terms and conditions of all such Permits, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect; except as set forth in the Prospectus, all of such Permits held by the Company and each of its subsidiaries are valid and in full force and effect except where the invalidity of such Permits or the failure of such Permits to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; except as set forth in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and the Company has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

         (x) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Neither the Company nor, to the Company's knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.


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         (z) Except as set forth in the Prospectus, the Company and each of its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as set forth in the Prospectus, the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (aa) The Company and each of its U.S. subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "PLAN" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and such subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its U.S. subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

         (bb) Except as described in the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property that are material to the conduct of the Company's and its subsidiaries' businesses, taken as a whole, as described in the Prospectus (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth in the Prospectus (a) to the Company's knowledge, there are no rights of third parties to any such Intellectual Property which would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (b) to the Company's knowledge, there is no infringement by third parties of any such Intellectual Property owned by the Company or its subsidiaries which infringement would reasonably be expected to have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property which would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim, (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property which would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim, and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes any patent, trademark, copyright, trade secret or other proprietary rights of others which would reasonably be expected to have a


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         Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

         (cc) In connection with the patent applications filed or caused to be filed by the Company and each of its subsidiaries with the United States Patent and Trademark Office and any applicable foreign equivalent thereof (herein called the "PTO"), (i) to the Company's knowledge, the Company and each of its subsidiaries has complied with the PTO's duty of candor and disclosure for each of its patents and patent applications; (ii) to the Company's knowledge, the Company and each of its subsidiaries has made no misrepresentation in any such application or in any application filed with any applicable foreign patent authorities; (iii) the Company is unaware of any facts material to a determination of patentability regarding the Company's or any of its subsidiary's patent applications not called to the attention of the PTO; (iv) the Company is unaware of any facts not called to the attention of the PTO which would preclude the grant of a patent for such applications; and (v) the Company has no knowledge of any facts which would conflict with the Company's or any subsidiary's ownership rights to its patent applications and patents; except where any such failure to comply, misrepresentation (if made), failure to call forth to the attention of the PTO, or conflicting facts could not reasonably be expected to have a Material Adverse Effect singly or in the aggregate.

         (dd) The Company has not failed to file with the applicable regulatory authorities (including, without limitation, the FDA, FTC or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or FTC) any filing, declaration, listing, registration, report or submission, all such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA, FTC or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or FTC) with respect to any such filings, declarations, listings, registrations, reports or submissions, except where the failure to so file or where such non-compliance of any such filings, or where any such deficiency would not reasonably be expected to result, singularly or in the aggregate, in a Material Adverse Effect.

         (ee) No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Prospectus by the Securities Act or the Rules and Regulations and which is not therein described.

         (ff) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (gg) The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock.

         (hh) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus;


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         and since such date, other than as set forth in the Prospectus, there has not been any material change in the capital stock or long term debt (other than (i) option grants in the ordinary course of business consistent with past practice, exercises of outstanding stock options and warrants, or conversion of outstanding convertible securities and
         (ii) an increase in the capital stock of Inverness Medical Switzerland GmbH from CHF 20,000 to 150,000 in March 2002) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company or any and its subsidiaries, taken as a whole, otherwise than as set forth in the Prospectus.

         (ii) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to the Employee Stock Option Plan and the Employee Stock Purchase Plan that have been approved by the Company's Board of Directors, its compensation committee or any delegate thereof.

         (jj) Except as disclosed in the Prospectus, there are no business relationships or related-party transactions of the nature required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Securities Act.

         (kk) The Company meets the requirements for use of Form S-3 under the Securities Act and the Rules and Regulations.

         Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. PURCHASE SALE AND DELIVERY OF OFFERED STOCK. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of shares of Firm Stock set forth opposite the name of such Underwriter in SCHEDULE A hereto.

         The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $21.735 per share (the "PURCHASE PRICE").

         The Company will deliver the Firm Stock to the Representative for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below)) against payment of the aggregate Purchase Price therefore by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company all at the offices of SG Cowen. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on May 28, 2002, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "FIRST CLOSING DATE". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

         The Company shall make the certificates for the Stock available to the Representative for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

         For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company and shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

         The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "OPTION CLOSING DATE" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "CLOSING DATES".)

         The Company will deliver the Optional Stock to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date) against payment of the aggregate Purchase Price therefor in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company all at the offices of SG Cowen. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

         The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

         (a) The Company will prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration

         Statement or to the Prospectus prior to the Option Closing Date to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal.

         (b) If at any time prior to the expiration of nine months after the date of the final prospectus supplement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative thereof and upon their request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the date of the final prospectus supplement, the Company upon the request of the Representative and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

         (c) The Company will furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         (d) The Company will deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement), and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

         (e) The Company will make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

         (f) The Company will promptly take from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; PROVIDED that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

         (g) During the period of five years from the date hereof, the Company will deliver to the Representative and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted, in each case other than such documents as are available on the internet (E.G., at www.sec.gov).

         (h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus without the prior written consent of SG Cowen other than
         (i) the Company's sale of the Stock hereunder, (ii) the issuance of shares pursuant to, or upon exercise of options received pursuant to stock option and employee stock purchase plans described in the Registration Statement, (iii) the issuance of shares under currently outstanding options, warrants or rights, (iv) the issuance of shares upon conversion of currently issued and outstanding convertible securities described in the Registration Statement, (v) the issuance of up to 500,000 shares in connection with the acquisition (by merger or otherwise) of a business, product line or technology or the entering into of a strategic alliance by the Company and/or its subsidiaries, provided, that, in connection with any issuance contemplated by Section 4(h)(v) of this Agreement, the recipients of such shares agree that all such shares remain subject to restrictions substantially similar to those contained in this Section 4(h) through the ninetieth day after the date of the Prospectus. The Company will cause each officer and director listed in SCHEDULE B to furnish to the Representative, prior to the First Closing Date, a letter, substantially in the form of
         EXHIBIT I hereto, pursuant to which each such person shall agree to the matters set forth therein.

         (i) The Company will supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

         (j) Prior to each of the Closing Dates, the Company will furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any quarterly periods subsequent to the quarterly periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

         (l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will use its best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange
         Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock, except in compliance with Regulation M; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

         (m) The Company will not take any action prior to the Option Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 4(b).

         (n) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds".

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus, Prospectus and any amendments and exhibits thereto or any document incorporated by reference therein, the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representative and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communication; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); PROVIDED that, except as otherwise provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Firm Stock and the Optional Stock, as the case may be, are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

         (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (d) The Company shall have requested and caused Goodwin Procter LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts, and has the corporate power and authority to own or hold its properties and to conduct its business as described in the Prospectus, except where the failure to have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

                           (ii) the Company's authorized Capital Stock is as set
                  forth in the Prospectus under the caption "Capitalization"; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the Stock has been duly and validly authorized, and, when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Stock under the charter or the bylaws of the Company or any Material Agreement.

                           (iii) the Registration Statement has become effective
                  under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel (based solely on an oral representation of a member of the Commission's staff obtained on May 28, 2002), no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

                           (iv) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (v) the Company is not and, after giving effect to
                  the offering and sale of the Stock and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (vi) to the knowledge of such counsel, no consent,
                  approval, authorization, filing with or order of any federal or Massachusetts court or governmental agency or body is required to be obtained by the Company in connection with the issuance and sale of the Stock by the Company pursuant to the Underwriting Agreement, except such as have been obtained under the Securities Act and the Rules and Regulations and such as may be required under the Exchange Act or the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated by this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

                           (vii) neither the issue and sale of the Stock, nor
                  the execution, delivery and performance of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (a) the charter or bylaws of the Company, (b) the terms of any Material Agreement, (c) the Delaware General Corporation Law or any other applicable federal or Massachusetts statute, law, rule, regulation, judgment, order or decree known by such counsel to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein), other than any such breach or violation that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect;

                           (viii) to the knowledge of such counsel after
                  reasonable inquiry, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such holders who have expressly waived such rights;

                           (ix) The statements in the Prospectus under the
                  heading "Description of Capital Stock", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and accurately summarize the matters described therein in all material respects;

                           (x) The Registration Statement, as of its effective
                  date, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements, notes thereto, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Prospectus and any further amendment to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements, notes thereto, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that, in passing upon compliance as to the form of the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

Such opinion shall also include a statement to the effect that:

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process under the Securities Act are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements or notes thereto, financial schedules and other financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus, and such counsel has not examined the accounting, financial or statistical records from which such statements and notes, schedules and data are derived. However, in the course of such counsel's acting as counsel to the Company in connection with the public offering of the Stock, such counsel participated in conferences with officers and representatives of the Company, the independent accountants of the Company, counsel to the Company, representatives of the Underwriters and counsel to the Underwriters during which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed.

         Based on such counsel's participation in the above-mentioned conferences, such counsel's review of the documents described in such opinion, such counsel's understanding of applicable law and the experience such counsel has gained in its practice thereunder, such counsel advises the Representative that no facts have come to its attention which causes it to believe that (i) the Registration Statement (except for financial statements and notes thereto, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement), as of the time it became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (except for financial statements and notes thereto, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel makes no statement), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) General Counsel of the Company shall have furnished to the Representative such counsel's written opinion, addressed to the Representative and dated the Closing Date, to the effect that, to his knowledge:

                           (i) there is no pending or threatened legal action,
                  suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Material Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement or Prospectus which is not disclosed in the Prospectus or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit to the Registration Statement or incorporated by reference therein, which is not described or filed or incorporated by reference as required;

                  (f) Foley Hoag & Eliot LLP shall have furnished to the Representative such counsel's written opinion with respect to the Company's U.S. Material Subsidiaries, as counsel to the Company, addressed to the Representative and dated the Closing Date, substantially in form and substance as previously agreed between Foley Hoag LLP and Brown Raysman Millstein Felder & Steiner LLP, counsel to the Underwriters ("BROWN RAYSMAN").

                  (g) Allen & Overy shall have furnished to the Representative such counsel's written opinion, as counsel to Unipath Limited, addressed to the Representative and dated the Closing Date, substantially in form and substance as previously agreed between Allen & Overy and Brown Raysman.

                  (h) Mason Hayes & Curran shall have furnished to the Representative such counsel's written opinion, as counsel to Cambridge Diagnostic Ireland Limited, addressed to the Representative and dated the Closing Date, substantially in form and substance as previously agreed between Mason Hayes & Curran and Brown Raysman.

                  (i) Lanter, Trachsler, Roth and Partners shall have furnished to the Representative such counsel's written opinion, as counsel Inverness Medical Switzerland GmbH, addressed to the Representative and dated the Closing Date, substantially in form and substance as previously agreed between Lanter, Trachsler, Roth and Partners and Brown.

                  (j) Oppedahl & Larson LLP shall have furnished to the Representative such counsel's written opinion, as United States patent counsel to the Company, addressed to the Representative and dated the Closing Date, substantially in form and substance as previously agreed between Oppedahl & Larson LLP and Brown Raysman.

                  (k) The Representative shall have received from Brown Raysman, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (l) The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the Board, Chief Executive Officer and President and its Vice President, Finance and Treasurer stating that such officers have carefully examined the Registration Statement and the Prospectus and certifying, in their capacities as officers of the Company, that (i) the Registration Statement as of its effective date and the Prospectus, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus which was not so set forth or set forth in a document incorporated by reference therein,
         (iii) the representations and warranties of the Company in this Agreement are true and correct and the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development including a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus.

                  (m) At the time of the execution of this Agreement, the Representative shall have received from Arthur Andersen LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

                  (n) On the Closing Date, the Representative shall have received a letter (the "BRING-DOWN LETTER") from Arthur Andersen LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to Section 6(i).

                  (o) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference of its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus; and (ii) since such date there shall not have been any change in the capital stock or long term debt (other than option grants in the ordinary course of business consistent with past practice, exercises of outstanding stock options and warrants or conversion of outstanding convertible securities) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries, otherwise, in each of subclauses (i) and (ii) than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

                  (p) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  (q) The Stock shall have been listed and admitted and authorized for trading on the American Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representative.

                  (r) At the Execution Time, the Company shall have furnished to the Representative a letter addressed to the Representative substantially in the form of Exhibit I hereto from each officer and director of the Company identified in Schedule B hereto.

                  (s) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Prospectus.

                  (t) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company and each Material Subsidiary (other than IVC Industries, Inc.) shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "UNDERWRITER INDEMNIFIED PARTIES" and each an "UNDERWRITER INDEMNIFIED PARTY") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and each Material Subsidiary shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter's Information (as defined in Section 16); PROVIDED, HOWEVER, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased securities, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (i) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of securities to such person, (ii) a copy of the Prospectus (as then amended or supplemented), excluding documents incorporated by reference therein, was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d), and (iii) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement is not exclusive and will be in addition to any liability which the Company and each Material Subsidiary might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "COMPANY INDEMNIFIED PARTIES" and each a "COMPANY INDEMNIFIED PARTY") against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon
         (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriter's Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

         (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of
         Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under
         Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Material Subsidiaries on the one hand and the Underwriters on the other from the offering of the Stock or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Material Subsidiaries on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Material Subsidiaries on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Material Subsidiaries bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Material Subsidiaries on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; PROVIDED that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in any Preliminary Prospectus, the Registration Statement or the Prospectus consists solely of the Underwriter's Information. The Company, the Material Subsidiaries and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The Underwriters' obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(o) or 6(s) have occurred (including the determination by the Representative that in its judgment, the effect of such event is so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus) or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock and, upon demand, the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

         If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriter's responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Jorge Pedreira, Esq. (Fax: 212-278-7995), with a copy to: Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022,
         Attention: Stuart Bressman, Esq. (Fax: 212-895-2900).

         (b) if to the Company, shall be delivered or sent by mail or facsimile transmission to Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Paul Hempel, Esq. (Fax: 781-647-3939), with a copy to: Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Attention: Scott F. Duggan, Esq. (Fax: 617-523-1231).

14. DEFINITIONS OF CERTAIN TERMS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the New York Stock Exchange, Inc. is not open for trading.

                  "EFFECTIVE DATE" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto.

                  "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "INTERFERENCE PROCEEDING" shall have the meaning set forth in 35 U.S.C.ss.135.

                  "MATERIAL AGREEMENTS" shall mean all agreements filed as exhibits to the Registration Statement, the Company's annual report on Form 10-K, as amended, for the year ended December 31, 2001 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002.

                  "MATERIAL SUBSIDIARIES" shall mean all or any of Inverness Medical, Inc., Unipath Diagnostics, Inc., Inverness Medical Switzerland GmbH, IVC Industries, Inc., Unipath Limited and Cambridge Diagnostics Ireland Limited, as applicable.

                  "RULE 424" refers to such rule under the Securities Act.

                  "SUBSIDIARIES" has the meaning set forth in Rule 405 of the Rules and Regulations.

                  "U.S. MATERIAL SUBSIDIARY" shall mean Inverness Medical, Inc., Unipath Diagnostics, Inc. and IVC Industries Inc.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the paragraph on the front cover page concerning the terms of the offering by the Underwriters; and
(ii) the statements concerning the Underwriters contained in the third and tenth paragraph (relating to stabilization) under the heading "Underwriting".

17. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

18. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respects to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. LIABILITY OF MATERIAL SUBSIDIARIES. In the event that the Underwriters seek indemnification pursuant to Section 7 of this Agreement or otherwise seek recourse with respect to any losses, claims, damages, liabilities or actions under this Agreement, the underwriters hereby agree to use reasonable efforts to seek such indemnification from or recourse against the Company prior to seeking any such indemnification from or recourse against the Material Subsidiaries.

         If the foregoing is in accordance with your understanding of the agreement between the Company, and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                Very truly yours,

                                INVERNESS MEDICAL
                                INNOVATIONS, INC.


                                By: /s/ Ron Zwanziger
                                    ---------------------------------
                                    Name:  Ron Zwanziger
                                    Title:  President and CEO


                                INVERNESS MEDICAL, INC.


                                By: /s/ Ron Zwanziger
                                    ---------------------------------
                                Name:  Ron Zwanziger
                                Title: Chairman and CEO


                                UNIPATH DIAGNOSTICS, INC.


                                By: /s/ Ron Zwanziger
                                    ---------------------------------
                                    Name:  Ron Zwanziger
                                    Title:  President

                                INVERNESS MEDICAL
                                SWITZERLAND GmbH


                                By:   /s/ Paul T. Hempel
                                    ---------------------------------
                                    Name:  Paul T. Hempel
                                    Title: Director

                                 UNIPATH LIMITED


                                 By: /s/ Paul T. Hempel
                                     ---------------------------------
                                     Name:  Paul T. Hempel
                                     Title:


                                 CAMBRIDGE DIAGNOSTICS
                                 IRELAND LIMITED


                                 By: /s/ Ian Mitchell
                                     ---------------------------------
                                     Name:  Ian Mitchell
                                     Title:  Managing Director

Accepted as of
the date first above written:

SG COWEN SECURITIES CORPORATION
     Acting on its own behalf
     and as Representative of several
     Underwriters referred to in the
     foregoing Agreement.

By: SG COWEN SECURITIES CORPORATION



By:  /s/ William B. Buchanan, Jr.
     ---------------------------------------
     Name: William B. Buchanan, Jr.
     Title: Head of Equity Capital Markets

                                   SCHEDULE A

                                      Number      Number of
                                     of Firm      Optional
                                     Shares        Shares
                                      to be         to be
                                    Purchased     Purchased

SG Cowen Securities Corporation     1,600,000     240,000
                                    ---------     -------

Total                               1,600,000     240,000
                                    =========     =======

                                   SCHEDULE B



                                 Paul T. Hempel

                                 Duane L. James

                               Anthony J. Bernado

                                Carol R. Goldberg

                                  Doug Shaffer

                                  John F. Levy

                                  Jerry McAleer

                                 Peter Townsend

                                   David Scott

                            Earnest A. Carabillo, Jr.

                                  Ron Zwanziger

                                   John Yonkin

                                  David Toohey

                               Robert P. Khederian

                                 Alfred M. Zeien

                                    EXHIBIT I

                                                                    May __, 2002


SG Cowen Securities Corporation
   As representative of the
   several Underwriters
1221 Avenue of the Americas
New York, New York  10020

         Re:  Inverness Medical Innovations, Inc. ____ Shares of Common Stock

Dear Sirs:

         In order to induce SG Cowen Securities Corporation, as representative of the several underwriters (the "REPRESENTATIVE"), to enter into a certain underwriting agreement (the "UNDERWRITING AGREEMENT") with Inverness Medical Innovations, Inc., a Delaware corporation (the "COMPANY"), with respect to the public offering of shares of the Company's Common Stock, par value $.001 per share ("COMMON STOCK"), the undersigned hereby agrees, subject to the limitations set forth below, that for a period of 90 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of the Representative, directly or indirectly,
(i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "BENEFICIALLY OWNED SHARES")) or securities convertible into or exercisable or exchangeable into Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable into Common Stock or (iii) engage in any short selling of the Common Stock, provided that nothing herein shall be deemed to prevent the conversion of any securities convertible into, or the exercise of any options or warrants for, shares of Common Stock.

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death (i) by gift, will or intestacy or (ii) to his or her immediate family or to a trust or family limited partnership the beneficiaries or parties, as the case may be, of which are exclusively the undersigned and/or a member or members of his or her immediate family PROVIDED, HOWEVER, that prior to any such transfer, each transferee shall execute an agreement, reasonably satisfactory to the Representative, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities exercisable or convertible into or exchangeable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

         Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.
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         In addition, the undersigned hereby waives, from the date hereof until the expiration of the 90 day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable enforcement of the covenants made herein, the undersigned hereby consents to the placing of stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

         In the event the closing of the sale of Common Stock by the Company pursuant to the Underwriting Agreement is not complete by June 10, 2002, then the restrictions on transfer contained in this letter shall terminate and shall be of no further force or effect and the undersigned shall have no further obligations hereunder.

                                               Name:__________________


                                               Signature: _______________

                                               Title

                                               (if applicable):____________


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